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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WAUSAU PAPER CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A ("Amendment No. 1") is being filed to amend Wausau Paper Corp.'s definitive proxy statement for its special meeting of shareholders ("Original Proxy Statement"), which Original Proxy Statement was filed with the Securities and Exchange Commission on December 14, 2015, in order to correct the date on which the special meeting will be held as set forth on the "Notice of Special Meeting of Shareholders". The special meeting date was incorrectly stated as "January 20, 2015" and the correct special meeting date is "January 20, 2016". This Amendment No. 1 should be read together with the matters set forth in the Original Proxy Statement. This Amendment No. 1 amends only the item of the Original Proxy Statement as specified above and amends that item solely to reflect the changes described above. There are no other changes to the Original Proxy Statement.

December 15, 2015

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on January 20, 2016:

This Amendment No. 1, the Original Proxy Statement, and a sample of the form of proxy card sent or given to shareholders by Wausau Paper Corp. are available at
www.wausaupaper.com/investors/sec-filings/

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EXPLANATORY NOTE